Exhibit 10.2

AGREEMENT

This Agreement (“Agreement”) between Lighter Than Air Systems Corp. (“LTAS”), Felicia Hess (“FHess”) and Kevin Hess (“KHess”), and World Surveillance Group Inc. (“WSGI”) is effective on this 31st day of December, 2013 ("Effective Date"), and is entered into by and between LTAS, a Florida corporation with offices at 11653 Central Parkway, Jacksonville, FL 32224, FHess and KHess, each with an address at 11653 Central Parkway, Jacksonville, FL 32224, and WSGI, a Delaware corporation with offices at State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815.

WHEREAS, LTAS, FHess, KHess and WSGI entered into that certain Stock Purchase Agreement dated March 28, 2013 (the “SPA”).

WHEREAS, WSGI paid $110,000 of the purchase price under the SPA to FHess.

WHEREAS, LTAS, FHess, KHess and WSGI have now amended the terms of the SPA and desire to enter into this Agreement as set forth below:

NOW, THEREFORE, in consideration of the mutual promises and consideration contained herein, the parties agreed as follows:

1.            As of the Effective Date, the $110,000 of the $250,000 purchase price under the SPA paid to FHess by WSGI as of the date of this Agreement shall be reallocated on the books of WSGI and LTAS as payment to Aerial Products Corp., a company wholly owned by KHess, from LTAS of an outstanding accounts payable for ordinary course corporate operating expenses.

2.            The remaining accounts receivable from Global Telesat Corp. for two Blimp in a Box™ systems shall be written off and taken off the books of LTAS.

3.            Subject to the approval of the Compensation Committee of WSGI, FHess shall be eligible for a performance bonus equal to $210,000 upon the completion of all of the following three milestones:

a.Integration of GPS functionality into the BiB-250 ISR package for use as requested by JIEDDO;

b.Improvement of aerodynamics and stability of the BiB-250 aerostat through proprietary enhancements to the wing design for JIEDDO; and

c.Electro-mechanical re-design of BiB-250 winch tether line path to accommodate the possibility of an operator ingesting the tether thimble while maintaining reliability and torque capability for large Kingfisher aerostats for JIEDDO.

4.           This Agreement embodies the entire agreement between LTAS, FHess, KHess and WSGI with respect hereto.

5.           This Agreement shall be construed and governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, LTAS, FHess, KHess and WSGI have executed and delivered this Agreement effective as of the Effective Date.

LIGHTER THAN AIR SYSTEMS CORP.	WORLD SURVEILLANCE GROUP INC.
By: /s/ Felicia Hess	By: /s/ Glenn D. Estrella
Name: Felicia Hess	Name: Glenn D. Estrella
Title: President	Title: President and Chief Executive Officer
/s/ Felicia Hess Felicia Hess	/s/ Kevin Hess Kevin Hess